EXHIBIT 4.1(a)

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DEAN HELLER                    Certificate of             FILED # C6242-97
Secretary of State               AMENDMENT
                        (PURSUANT TO NRS 78.385 and         JAN 25 2002
                                 78.390)
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202 North Carson Street                                  IN THE OFFICE OF
Carson City, Nevada 89701-4201                   DEAN HELLER, SECRETARY OF STATE
(775) 684-5708
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Important: Read Attached instructions before completing form.
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              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                              -Remit in Duplicate-

1. Name of corporation:      YP.Net, Inc.
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2. The articles have been amended as follows (provide article numbers, if available):

            See "Exhibit A" Attached.
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a minority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:  Approved    .*
                                                      --------------

4. Officer Signature (Required):

    Angela Tullo, president.              /s/ Angela Tullo
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*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, than the amendment must be approved by the vote, in addition to the affirmative voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.


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                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                  YP.NET, INC.
                                  ------------


     YP.NET, INC. (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

     "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article THREE of the Articles of Amendment of Incorporation be amended to read as follows:

          Capital  Stock.  The Corporation is authorized to issue two classes of
          --------------
     stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependant upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.


     The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

     Class          Par Value          Authorized Shares
     -----          ---------          -----------------
     Common        $0.001               100,000,000
     Preferred     $0.001               140,000,000
                                        -----------

     Totals:                            240,000,000


     RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instrument, and to do any and all things which, in ay such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any


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such  certificates,  instructions, requests, or instruments, or the doing of any such thing to the conclusive evidence of their necessity or desirability."

     SECOND: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

     "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that the following Article ELEVEN be added to the Articles of Incorporation to read as follows:

     Designation of Series C and D Preferred Stock.
     ---------------------------------------------

     The Corporation shall have the right to issue up to 45,000,000 shares of series C convertible preferred stock (the "Series C Convertible Preferred Stock") and 45,000,000 shares of series D preferred stock (the "Series D Preferred Stock"). The shares of Series C Convertible Preferred Stock and Series D Preferred Stock shall be issued as full shares and shall have a $.001 par value.

          B.     Dividends
                 ---------

          (a)     The  holders  of  outstanding  shares  of Series C Convertible
Preferred Stock and Series D Preferred Stock shall be equally entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends, at the dividend rates applicable to each such series, as set forth herein, before any dividend will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") as follows: 1) Series C Convertible Preferred Stock shall receive dividends at the rate of 5% per annum on the liquidation preference per share, payable each March 31, June 30, September 30, and December 31, commencing with the first such date following the issuance of such stock; and 2) 1) Series D Preferred Stock shall receive a rate of 7% per annum on the liquidation preference per share, payable each March 31, June 30, September 30, and December 31, commencing with the first such date following the issuance of such stock. Dividends shall accumulate from the date of issuance, until the first payment date, at which time all accumulated dividends and dividends form the date of issuance shall be paid if funds are legally available from legally available funds.

     (b) The dividends on the Series C Convertible Preferred Stock and Series D Preferred Stock at the rates provided above shall be cumulative whether or not earned so that, if at anytime full cumulative dividends at the rate of aforesaid on all shares of Series C Convertible Preferred Stock and Series D Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series C Convertible Preferred Stock and Series D Preferred Stock for then current dividend period shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for an applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series C Convertible Preferred Stock or Series D Preferred Stock ("Parity Stock") and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

          (c) Dividends in all shares of the Series C Convertible Preferred Stock and Series D Preferred Stock shall begin to accrue and by cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the day following a quarterly dividend date herein specified and to end on the next succeeding quarterly


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dividend payment date herein specified.

          C.     Liquidation Rights.
                 ------------------

     Upon the sale of substantially all of the stock or assets of the Corporation in a non-public transaction or dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Convertible Preferred Stock and Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, before and distribution or payment is made upon the Common Stock or any other series of Preferred Stock, an amount in cash equal to $.30 per share and $.50 per share, respectively, plus any accrued by unpaid dividends (or, if there be an insufficient amount to pay all Series C Convertible Preferred Stock and Series D Preferred Stock, then ratably among such holders).

          D.     Voting Rights.
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     The  holders of shares of Series C Convertible Preferred Stock and Series D
Preferred Stock shall have no voting rights, except as required by law.

          E.     Conversion of Series C Convertible Preferred Stock
                 --------------------------------------------------

          (a)    Holder's Right to Convert.

          (i) Conversion. The record Holder of the Series C Convertible Preferred Stock shall be entitled, after two years from the initial issuance of the Series C Convertible Preferred Stock and from time to time thereafter until five years from the initial issuance, at which time such entitlement shall expire, at the office of the Company or any transfer agent for the Series C Convertible Preferred Stock, to convert all or portions of the Series C
Convertible Preferred Stock held by such Holder, on a one for one basis into shares of the Common Stock, together with payment by the holder of $1.00 per converted share.

          (ii) Mechanics of Conversion. In order to convert Series C Convertible Preferred Stock into full shares of Common Stock, the Holder shall (i) transmit a facsimile copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversation") to the Company, which notice shall specify the number of shares of Series C Convertible Preferred Stock to be converted, prior to midnight, New York City time (the "Conversion Notice Deadline"), on the date of conversion specified on the Notice of Conversion, and (ii) promptly surrender the original certificate or certificates thereof, duly endorsed, and deliver the original Notice of Conversion by either overnight courier or 2-day courier, to the office of the Company or any transfer agent for the Series C Convertible Preferred Stock, together with payment by certified or bank check for $1.00 per converted share; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion unless either the certificates evidencing such Series C Convertible Preferred Stock are delivered to the Company or its transfer agent as provided above or the Holder notifies the Company or transfer agent that such certificates have been lost, stolen or destroyed. Upon receipt by the Company of evidence of loss, theft, destruction or mutilation of the certificate of certificates ("Stock Certificates") representing shares of Series C Convertible Preferred Stock and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactorily to the Company, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Company shall execute and deliver new Stock Certificate(s) of like tenor and date. No fractional shares of Common Stock shall be issued upon conversion of the Series C Convertible Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder in an amount equal to such fraction multiplied by the value of the Common Stock as determined in good faith by the Company's Board of Directors. In the case of a dispute as to the calculation of the Conversion Price, the Company's calculation shall be deemed conclusive absent manifest error.

The Company shall issue and deliver at the address of the Holder on the books of the Company (i) a certificate or certificates for the number of shares of Common Stock equal to the Conversion Number for the shares of Series C Convertible Preferred Stock being so converted and (ii) a certificate representing the balance of shares of Series C Convertible Preferred Stock not so converted, if any. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided that the copy of the Notice of Conversion is faxed to the Company before midnight, New York City time, on the Date of Conversion. Upon a conversion of shares of Series C Convertible Preferred Stock, the Holder


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shall  promptly  deliver  original Stock Certificates representing the shares of
Series C Convertible Preferred Stock to be converted to the transfer agent or the Company. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (b) Adjustment to Conversion: (i) If, prior to the conversion of all Series C Convertible Preferred Stock, there shall be any merger, consolidation, exchange shares, recapitalization reorganization or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of Series C Convertible Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series C Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such share of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series C Convertible Preferred Stock held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series C Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares issuable upon conversion of the Series C Convertible Preferred Stock otherwise set forth in this Section E.) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described herein unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Series C Convertible Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Series C Convertible Preferred Stock may be entitled to purchase.

          (ii) If, any adjustment under this section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded, and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

     THIRD: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 20th day of November 2001.


                              By: Angelo Tullo
                                  --------------------------
                              Name:  Angelo Tullo
                              Title: Chief Executive Officer


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